Press Release

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FOR IMMEDIATE RELEASE

Rowan Companies plc Receives Clearance from the General Authority for Competition in the Kingdom of Saudi Arabia for Pending Combination with Ensco plc

HOUSTON, TX, March 27, 2019 – Rowan Companies plc (NYSE: RDC) (“Rowan” or the “Company”) today announced that it has received clearance from the General Authority for Competition in the Kingdom of Saudi Arabia for its pending combination with Ensco plc (NYSE: ESV) (“Ensco”).

As disclosed on February 21, 2019, shareholders of both Ensco and Rowan voted to approve the pending all-stock transaction under which Rowan shareholders will receive 2.750 Ensco shares for each Rowan share they own. Completion of the transaction, which is expected to occur in April, remains subject to court approval pursuant to a UK court-sanctioned scheme of arrangement and other customary closing conditions.

Goldman Sachs & Co. LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to the Company.

About Rowan

Rowan is a global provider of contract drilling services with a current fleet of 25 mobile offshore drilling units, composed of 21 self-elevating jack-up rigs and four ultra-deepwater drillships. The Company's fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the Mediterranean Sea, Central and South America. Additionally, the Company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling, that owns a fleet of seven self-elevating jack-up rigs that operate in the Arabian Gulf. The Company's Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol "RDC." For more information on the Company, please visit www.rowan.com.

Forward-Looking Statements

Statements included in this document regarding the proposed transaction between Ensco and Rowan, including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Forward-looking statements include words or phrases such as "anticipate," "believe," "contemplate," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies' security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco's financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco's and Rowan's Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.